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                                                             Exhibit 10.34

                             ANGELICA CORPORATION
                          RESTRICTED STOCK AGREEMENT


         This Restricted Stock Agreement (this "Agreement") is made and entered into as of April 1, 2001 by and between Angelica Corporation, a Missouri corporation (the "Corporation") and Edward P. Ryan ("Executive").

         WHEREAS, Executive has heretofore performed valuable services for the Corporation and the Corporation desires to encourage Executive to continue to perform such services in the future; and

         WHEREAS, in consideration of the foregoing, the Board of Directors of the Corporation desires to award 15,000 shares of the Corporation's common stock, $1.00 par value, to Executive and Executive desires to receive such shares on the terms and conditions, and subject to the restrictions, herein set forth; and

         NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         Section 1.  Definitions.
                     -----------

         As used in this Agreement, the following terms shall have the following meanings:

         A.      "Award" means the award provided for in Section 2.

         B. "Board of Directors" means the Board of Directors of the Corporation.

         C. "Common Stock" means the common stock of the Corporation, par value $1.00 per share.

         D.      "Date of Award" means April 1, 2001.

         E. "Period of Restriction" means with respect to specific shares of Common Stock awarded under this Agreement, the period of time between the Date of Award and the date that the Restrictions lapse as set forth in Section 4 of this Agreement.

         F. "Period of Non-Transferability" means with respect to specific shares of Common Stock awarded under this Agreement, the period of time from the Date of Award until twelve (12) months after the shares have vested as provided for in
                 Section 4.


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         G.      "Permanent Disability" means total inability of Executive, because of bodily injury or disease, to carry out his duties as an employee of the Corporation for a period of at least six (6) consecutive months.

         H. "Restrictions" mean the restrictions on the Award as provided for in Section 3.

         Section 2.  Award. Subject to the terms of this Agreement and the
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Corporation's 1999 Performance Plan, effective as of the Date of Award, the
Corporation awards to the Executive an aggregate of 15,000 shares of Common Stock, subject to the Restrictions set forth in Section 3 and the limitations on transfer set forth in Section 5. Of the shares awarded under this Agreement, 5,000 shares shall have no Period of Restriction and no Restrictions shall be applicable to such shares. These shares shall be fully vested in the Executive as of the Date of Award, but will be subject to the limitations on transfer set forth in Section 5 during the applicable Period of Non-Transferability for such shares.

         Section 3.  Risk of Forfeiture of Shares during Period of Restriction.
                     ---------------------------------------------------------
If Executive shall cease to be employed by the Corporation for any reason during the Period of Restriction for any shares of Common Stock awarded under this Agreement, Executive shall forfeit all such shares that have not previously vested as provided in Section 4 to the Corporation, without any consideration paid to Executive, and, thereafter, Executive shall have no further rights with respect to such Common Stock (hereinafter referred to herein as the "Restrictions").

         Section 4.  Lapse of Restrictions on Shares; Period of Non-
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Transferability. If Executive shall have been continuously employed by the
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Corporation from the Date of Award:

                i. On April 1, 2002, the Period of Restriction shall lapse and the Restrictions shall no longer be applicable as to an additional 5,000 shares of Common Stock subject to the Award.

                ii. On April 1, 2003, the Period of Restriction shall lapse and the Restrictions shall no longer be applicable as to the final 5,000 shares of Common Stock subject to the Award.

         All shares granted in this Award will be subject to a Period of Non-Transferability during which the shares will be limited as to their transferability as set forth in Section 5 hereof. The Period of Non-Transferability with respect to the 5,000 shares that were awarded without Restrictions on the Date of Award will lapse on April 1, 2002. The Period of Non-Transferability with respect to the 5,000 shares that vest on April 1, 2002 will lapse on April 1, 2003. The Period of Non-Transferability with respect to the 5,000 shares that vest on April 1, 2003 will lapse on April 1, 2004.

         Upon the death or Permanent Disability of Executive at a time when the Executive is employed with the Corporation, the Period of Restrictions shall lapse as to all shares of Common Stock subject to the Award on the date of the Executive's death or Permanent Disability. There

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shall be no Period of Non-Transferability for shares that vest upon the death or Permanent Disability of the Executive and any remaining Period of Non-Transferability for shares that vested prior to the Executive's death or Permanent Disability shall terminate on the date of the Executive's death or Permanent Disability.

         Section 5.  Limitations on Transfer during Period of Restriction and
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Period of Non-Transferability. Shares of Common Stock awarded under this
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Agreement may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the applicable Period of Restriction or the Period of Non-Transferability, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of the Executive or of any agent of such Executive or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for such shares during the shares' applicable Period of Restriction or Period of Non-Transferability.

         Section 6.  Shareholder Rights. Prior to any forfeiture of shares
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subject to this Award as set forth in Section 3 hereof, the Executive shall have all of the rights of a shareholder of the Corporation with respect to shares of Common Stock (other than those which have been forfeited), including the right to vote and to receive dividends during the shares applicable Period of Restriction or Period of Non-Transferability.

         Section 7.  Legend. Each certificate of Common Stock representing the
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shares subject to the Award shall bear a legend referring to this Agreement and the fact that such shares are subject to the restrictions hereunder through the Period of Restriction and are non-transferable during the Period of Restriction and the Period of Non-Transferability and the legend has been removed. Such legend referred to in this Section 7 shall read as follows:

         THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING LIMITATIONS ON TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED APRIL 1, 2001. A COPY OF THE RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ANGELICA CORPORATION.

         The Corporation shall cause certificates without such legend to be issued for any shares of Common Stock subject to the Award as and when the Period of Non-Transferability lapses. The Executive agrees upon request of the Corporation to deliver to the Corporation for cancellation any certificate which represents shares that have been forfeited.

         Section 8.  Adjustment in Certain Events. If there is any change in
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the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the forfeiture of shares of unvested Common Stock provided for in
Section 3 hereof shall extend not only to any unvested Common Stock awarded


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hereunder, but also to all stock and other property received by the Executive pursuant to any such event with respect to such unvested Common Stock that is subject to Section 3 hereof.

         Section 9.  Amendment. This Agreement may be amended by mutual consent
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of the parties hereto by written agreement.

         Section 10. Withholding. The Corporation shall have the right to
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withhold from or require the Executive to pay to the Corporation any amounts required to be withheld by the Corporation in respect of any Federal, estate or local taxes in respect of the Common Stock or any compensation under this Agreement.

         Section 11. Governing Law. This Agreement shall be construed and
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administered in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.


                             ANGELICA CORPORATION



                             By: /s/ Don W. Hubble
                                -----------------------------------------------
                                Don W. Hubble, Chairman, President and CEO

                             /s/ Edward P. Ryan
                             --------------------------------------------------
                                Edward P. Ryan

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